Exhibit 10.30

AGREEMENT OF LEASE

Between:                                               70 HUDSON STREET REALTY L.L.C.,

A New Jersey Limited Liability Company

(hereinafter called “Landlord”)

and

TANGOE INC.

35 Executive Boulevard

Orange, Connecticut 06477

(hereinafter called “Tenant”).

PREAMBLE

BASIC LEASE PROVISIONS AND DEFINITIONS.

In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease should have only the meanings set forth in this section, unless such meanings are expressly modified, limited or expanded elsewhere herein.

(1)  Date of Lease:  October 17, 2008

(2)  Exhibits:                            The following Exhibits attached to this Lease are incorporated herein and made a part hereof:

Exhibit A:                                            Demised Premises

Exhibit B:                                              Rules and Regulations

Exhibit C:                                              Janitorial Services

(3) Building:	70 Hudson Street, Hoboken, New Jersey 07030

(4) Premises or demised Premises:	Suite 5-A located on the Fifth Floor of the Building.

(5) Land:	70 Hudson Street, Hoboken, New Jersey

(6) Term:	Three (3) Years and 13 days commencing October 18, 2008 thru the October 31, 2011.

(7) Fixed Rent:	Year 1:	$56,000.00 per annum payable $4,666.66 per month; plus electrical energy charge of $4,400.00 per annum payable $366.66 per month for a total rent of $ 5,033.32;

	Year 2:	$60,000.00 per annum payable $5,000.00 per month plus electrical energy charge of $4,400.00 per annum payable $366.66 per month for a total rent of $ 5,366.66;

	Year 3:	$64,000,00 per annum payable $5,333.33 per month plus electrical energy charge of $4,400.00 per annum payable $366.66 per month for a total rent of $ 5,699.99.

(8) Tenant’s Rentable Area:	approximately 1600 Rentable Square Feet

(9) Tenant’s Percentage:	4.21%

(10) Base Year:	2008

(11) Electric Energy Charge:	As provided. (See Fixed Rent)

(12) Security:	Three (3) Months Rent ($15,099.96)

(13) Occupancy Date:	October 18, 2008

(14) Commencement Date:	October 18, 2008

(15) Termination Date:	October 31, 2011

(16) Permitted Use:	General Business Office

(17) Tenant’s Address:	70 Hudson Street, Suite 5A, Hoboken, NJ 07030 (After Occupancy Date for all Notice Purposes under this Lease)

(18) Landlord’s Address:	P.O. BOX 587 Hoboken, New Jersey 07030

(19) Broker:	NONE

(20) Due Upon Lease Execution:	$20,133.28: One Month’s Rent ($5,033.32) and Three Month’s Security ($15,099.96) by Bank Check Only.

1. DEMISED OF PREMISES. Landlord does hereby lease and demise to Tenant and Tenant does hereby hire and take from Landlord, upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease, the Premises for the term.

2. TERM. The term shall commence on the Commencement Date (subject to Article 6 hereof) and shall end on the Termination Date or on such other date as the term may expire or be terminated pursuant to the provisions of this Lease or pursuant to law.

3. RENT

(a) The fixed rent shall be payable in equal monthly installments in advance on the first day of each and every calendar month during the term commencing on the Commencement Date (except that Tenant shall pay the first monthly installment on the execution hereof; plus such additional rent and other charges as shall become due and payable hereunder, which additional rent and other charges shall be payable as hereinafter provided; all of which shall be paid to Landlord’s address, or at such other place or to such other person as Landlord may designate, in lawful money of the United States of America, Fixed rent, additional rent and other charges hereunder are sometimes collectively referred to herein as “Rent”.

(b) Tenant does hereby covenant and agree to pay the rent herein reserved as and when the same shall become due and payable, without demand therefore and without any set-off or deduction whatsoever, and to keep and perform, and permit no violation of, each and every one of the covenants, agreements, terms, provisions and conditions herein contained on the part and on behalf of Tenant to be kept and performed.

(c) Landlord reserves the right to require Tenant to pay as additional rent hereunder, a “late charge” equal to ten (10%) percent of the monthly payment, on all payments of rent hereunder which are made more than five (5) days after the due date thereof. In the event Tenant fails or refuses to pay rent hereunder and Landlord institutes suit for the collection of same or for possession. Tenant agrees to reimburse Landlord, as additional rent hereunder; for all reasonable expenses incurred by Landlord in connection therewith, including, but not limited to, reasonable attorney’s fees. In the event of a suit for collection, the Landlord shall be entitled to interest at the rate of sixteen (16%) percent provided, however, in no event shall the interest rate exceed the maximum permitted by law.

(d) Whenever in this Lease Tenant is required to pay additional rent or other charges to Landlord, Landlord shall have all remedies for the collection thereof that it may have for the nonpayment of fixed rent hereunder.

(e) If, by reason of any of the provisions of this Lease, The obligation of Tenant to commence the payment of rent under this Lease shall be on any day other than the first day of a calendar month, the rent or such calendar month shall be prorated based upon one’ thirtieth (1/30th) thereof per diem.

4. FIXED RENT ADJUSTMENT

4.1 TAX ADJUSTMENT. (a) As used in, and for the purposes of this Article: (i) “taxes” shall mean real estate taxes and assessments, special or otherwise, levied upon or with respect to the Building and the Land, imposed by Federal, State or local governments (but shall not include income, franchise, capital stock, estate or inheritance taxes or taxes based on receipts of rentals, unless the same shall be in substitution for or in lieu of real estate tax or assessment).

(ii) “Tax base” shall mean the taxes for the base year 2008,

(iii) “Tax year” shall mean each calendar year in which occurs any part of their term.

(b) Included in the Fixed Rent, Tenant is paying Tenant’s proportionate share of 4.21% (“Proportionate Share”) of the taxes assessed and due against the Premises which are currently estimated at $ 94,828.00. As soon as practicable after each tax year, Landlord will furnish Tenant a statement setting forth the increases in taxes, if any, for the next tax year. Tenant’s Proportionate Share of such increase in taxes (“Tenant’s Projected Share of Increase”) shall be divided by twelve (12) and payable monthly by Tenant to Landlord as additional rent commencing with the first month of the Calendar year subsequent to the prior tax year. At the end of each tax year in which the Tenant has paid a “Tenant’s Projected Share of Increase” the Landlord shall furnish, as soon as practical, a statement showing “Tenant’s Actual Share of Increase” for said tax year, If the statement furnished by Landlord shall indicate that’ “Tenant’s Projected Share of Increase” exceeded “Tenant’s Actual Share of Increase” the Landlord shall forthwith pay the amount of excess directly to Tenant concurrently with the notice. If such statement furnished by Landlord to Tenant hereunder shall indicate that the “Tenant’s Actual Share of Increase” is more than “Tenant’s Projected Share of Increase” the Tenant shall forthwith pay the amount of such deficiency to Landlord as additional rent. The within paragraph applies to “Taxes”.

(c) If prior to the receipt by Tenant of a comparative statement from Landlord pursuant to sub-paragraphs (b) above, Tenant has paid any tax Increase with respect to the tax year for which that a comparative statement was submitted, then appropriate credits and/or adjustments shall be made to reflect the expenses which Tenant may have previously paid in whole or in part or may then be paying.

5. SECURITY. Tenant will deposit the Security with Landlord as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of rent, Landlord may use, apply or retain the whole or any part of the Security to the extent required for the payment of any rent as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. To the extent that Landlord, during the term hereof, so uses, applies or retains all or any part of the Security, Tenant shall, on demand, promptly restore the Security to its original amount. The Security (less any portions thereof used, applied or retained by Landlord in accordance with the provisions of this Article 5) shall be returned to Tenant after the termination date (or after such other date when the term may expire or be terminated, with out the fault of Tenant, pursuant to the provisions of this Lease or pursuant to law) and after delivery of entire possession of the Premises to Landlord in accordance with the provisions of this Lease. In the event of a sale or leasing of the Land and Building, Landlord shall have the right to transfer the Security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such Security, and Tenant agrees to look to the new Landlord solely for the return of said Security. It is agreed that the provisions hereof shall apply to every such transfer or assignment made of the Security. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security and that neither Landlord nor its successors and assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

6. COMPLETION AND POSSESSION

(a) Except for painting of the Premises by Landlord (color:  white), the Premises shall be conclusively deemed ready for Tenant’s possession and Tenant accepts the Premises in its “as-is” condition without relying upon any representation made on the part of the Landlord as to the condition thereof.

(b) Landlord shall not be responsible for any delay in the delivery of possession of the Demised Premises beyond its reasonable control.

7. USE OF PREMISES.

(a) The Premises shall be used and occupied only for the permitted use described in the Preamble to this Lease and for no other use or purpose. Tenant shall not use or permit the use of the Premises or any part thereof in any way which would violate any certificate of occupancy for the Building or Premises, or any of the covenants, agreements, terms, provisions and conditions of this Lease or for any unlawful purposes or in any unlawful manner and Tenant shall not suffer or permit the Premises or any part thereof to be used in any manner or anything to be done therein or suffer or permit anything to be brought into or kept in the Premises which, in the reasonable judgment of Landlord, shall in any way impair or interfere with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or the Premises, or impair or interfere with the use of the other areas of the Building by, or occasion discomfort, inconvenience or annoyance to, any of the other tenants or occupants of the Building.

(b) If any governmental license or permit (other than the Certificate of occupancy required to be obtained by Landlord pursuant to Article 6 hereof) shall be required for the proper and lawful conduct of Tenant’s business or other activity carried on in the Premises, and if the failure to secure such license or permit would, in any way, affect Landlord, Tenant, at Tenant’s expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection by Landlord. Tenant, at Tenant’s expense, shall, at all times, comply with the terms and conditions of each such license or permit.

(c) If by reason of failure of Tenant to comply with the provisions of this Lease, including but, not limited to the manner in which Tenant uses or occupies the Premises, the insurance rates shall at commencement of the term or at any time thereafter be higher than it otherwise would be, then Tenant shall reimburse Landlord, as additional rent hereunder, for that part of all insurance premiums thereafter paid or incurred by Landlord, which shall have been charged because of such failure or use by Tenant, and Tenant shall make such reimbursement upon the first day of the month following the billing to Tenant of such additional cost by Landlord.

8. REPAIRS, REPLACEMENTS, ALTERATIONS.

(a) Tenant shall take good care of the demised Premises and the fixtures and appurtenances therein. Tenant shall make, at its own expense, all repairs and replacements required to keep the demised Premises and fixtures in good working order and condition ordinary wear and tear excepted and except for (i) structural repairs, (ii) repairs required to be made by Landlord pursuant to Article 13 hereof, and (iii) such repairs as may be required of Landlord in furnishing the services specified in Article 10 hereof. Tenant shall maintain, at its own expense, all light bulbs, fluorescent tubes, and lighting fixtures in the demised Premises, including all component parts such as starters, ballasts and lenses or grills.

All repairs made by Tenant shall be at least equal in quality to the original work. Tenant shall not make any installations, alterations, additions or improvements in or to the demised Premises without first obtaining Landlord’s written consent thereto, which consent shall not be unreasonably withheld or delayed and shall make the same and all repairs only between such hours and by such contractors or mechanics as may be supplied or approved by Landlord. Notwithstanding the foregoing Tenant may make installations, alterations of improvements of a non-material and non-structural nature without Landlord’s prior consent. All alterations, decorations, installations, additions or improvements upon the demised Premises made by either party (including but not limited to paneling, partitions, railings, and the like), except Tenant’s movable fixtures and furniture, shall be the property of Landlord and shall remain upon, and be surrendered with, said Premises, as a part thereof, at the end of said term or renewal term, as the case may be.

(b) If, because of any acts or omission of Tenant or anyone claiming through or under Tenant, any mechanic’s or other lien or order for the payment of money shall be filed against the demised Premises, the Land and Building, or against Landlord (whether or not such lien or order is valid or enforceable as such), Tenant shall, at Tenant’s own cost and expense, cause the same to cancelled and discharged of record within twenty (20) days after the date of filing thereof, and shall also indemnify and save harmless Landlord from and against any and all costs, expenses, claims, losses or damages, including reasonable counsel fees, resulting therefrom or by reason thereof.

(c) In the event Tenant makes repairs, replacements or alterations in or to the demised Premises, any contractors or subcontractors employed by Tenant shall employ only such labor as will not result in jurisdictional disputes with any labor unions or strikes against or involving the Landlord or the Building. Tenant will inform Landlord, in writing, of the names of contractors and/or subcontractors Tenant proposes using to do work in its behalf within the Building at least seven (7) days prior to the beginning of any permitted work. Landlord reserves the right to reject and all of the proposed contractors and/or subcontractors. In the event of any strikes or dispute, Tenant will cause any persons involved in such work to leave the demised Premises immediately after receipt of notice from Landlord demanding the same.

9. TENANT COVENANTS. Tenant covenants and agrees that Tenant will:

(a) Faithfully observe and comply with the Rules and Regulations set forth on Exhibit B hereto and such additional reasonable Rules and Regulations as Landlord hereafter at any time or from time to time may make and may communicate in writing to Tenant, which in the judgment of Landlord, shall be necessary or desirable for the reputation, safety, care or appearance of the Land and Building, or the equipment thereof, or the comfort of tenants or others in the Building; provided, however, that (i) in the case of any conflict between the provisions of this Lease and any such Rules and Regulations, the provisions of this Lease shall control, (ii) nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant, and (iii) Landlord shall not be liable to Tenant for any violation of the Rules and Regulations by any other tenant, its servants, employees, agents, visitors, invitees, subtenants or licensees.

(b) Permit Landlord and any mortgagee of the Building and the Land or of the interest of Landlord therein and any lessor under any ground or underlying lease, and their representatives, to enter the Premises at all reasonable hours and upon reasonable notice,, for the purpose of inspection, or of making repairs, replacements or improvements in or to the Premises or the Building or equipment, or of complying with any laws, orders and requirements of governmental or other authority or of exercising any right reserved to Landlord by this Lease. (including the right during the progress of such repairs, replacements or improvements or while performing work and furnishing materials in connection with the compliance with any such laws, order or requirements to keep and store within the Premises all necessary materials, tools and equipment) provided that any such storage shall be in a manner which minimizes the disruption of the Tenant’s business activities. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord or any mortgagee of Landlord’s interest in the Land and/or Building, any obligation, responsibility or liability whatsoever for the care, supervision or repair of the Premises or Building or any partss thereof other than as herein provided.

(c) Make no claim against Landlord for any injury or damage to Tenant or to any other person for any damage to, or loss (by theft or otherwise) of, or loss of use of, any property of Ten ant or of any other person.

(d) Not bring or keep in the Premises any property other than such as might normally be brought upon or left in the Premises as an incident to tile reasonable use of the Premises for the purpose herein specified.

(e) Not violate, or permit the violation of: any reasonable conditions imposed by Landlord’s insurance carriers, and or do anything to permit anything to be done, or keep anything or permit anything to be kept, in the Premises, which would increase the insurance rates on the Building or the property therein, or which would result in insurance companies of good standing refusing to insure the Building or any such property in amounts and against risks as reasonably determined by Landlord.

(f) Permit Landlord, during business hours within the three (3) month period next preceding the termination date with respect to all or any part of the Premises, to show the same to prospective new Tenants.

(g) Quit and surrender the Premises at the expiration or earlier termination of the term broom clean and in as good condition as ordinary wear and reasonable use will permit, except for repairs caused by fire or their casualty, (except that Tenant’s removable fixtures and furniture shall remain Tenant’s property, and Tenant shall remove the same). Tenant’s obligations to observe and perform this covenant shall survive the said expiration or earlier termination of this Lease.

(h) At any time and from time to time upon not less than ten (10) days’ prior notice by Landlord to Tenant, execute, acknowledge and deliver to Landlord, or to anyone Landlord shall designate, a statement of Tenant (or if Tenant is a corporation, an appropriate officer of Tenant) in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which rent has been paid in advance, if any, and stating whether or not, to the best knowledge of the signer of such certificate Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge; it beillg intended that any such statement delivered pursuant hereto may be relied upon by any mortgagee, or any prospective purchaser, lessee, mollgagee, or assignee of any mortgage, of tile Building and/or tile Land or of Landlord’s interest therein.

(i) Indemnify and save harmless Landlord against and from any and all claims by or on behalf of any person or persons, firm or firms, corporations, arising from the conduct or management of or from any work or thing whatsoever done by or on behalf of Tenant in or about the demised Premises as well as from the use and occupancy of the Premises by Tenant, and further indemnify and save Landlord harmless against and from any and all claims arising from any breach or default on the part of Ten ant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or arising from any act or negligence of Tenant, or any of its agents, contractors; servants, employees or licensees, and from and against all costs, counsel fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord, covenants to resist or defend at Tenant’s expense such action or proceeding by counsel reasonably satisfactory to Landlord.

(j) Not place this Lease on record without the prior written consent of Landlord. At the request of Landlord, Tenant will execute a memorandum of lease for recording purposes containing references to such provisions of this Lease as Landlord, in its sole discretion, shall deem necessary.

(k) During the term hereof; maintain and deliver to Landlord public liability and property damage insurance policy (or certificates thereof) with respect to the Premises, in which Landlord, Tenant and Landlord’s mortgagee and/or ground lessor, if required, shall be named as additional insureds, for a minimum of: One Million ($1,000,000.00) Dollars combined single limit for coverage purposes only, and with no obligation on the part of Landlord, Landlord’s mortgagee and/or ground lessor to pay premiums. Such policy or policies shall be reasonably satisfactory to Landlord with provision for at least ten (10) days’ notice to Landlord of cancellation and shall include a cross liability endorsement. At least ten (10) days before the expiration of any such policy, Tenant shall supply Landlord with a substitute therefor with evidence of payment of the premiums thereof If such premiums shall not be so paid and/or the policies therefor shall not be so delivered, then Landlord may procure and/or pay for the same and the amounts so paid by Landlord shall be added to the installment of rent becoming due on the first of the next succeeding month and shall be collected as additional rent hereunder.

10. LANDLORD’S SERVICES. Provided Tenant is not in default under any of the covenants, terms, conditions or provisions of this Lease beyond the applicable grace period provided herein, Landlord shall furnish the following services:

(a) Air cooling during “Business Hours” on “Business Days” (as those terms are hereinafter defined) when, in the reasonable judgment of Landlord, it may be required for the comfortable occupancy of the demised Premises. At other times during Business Days and similar hours, Landlord shall provide ventilation for the demised Premises. Tenant at all times agrees to cooperate fully with Landlord and to abide by all regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of its heating, air conditioning and ventilation systems. Landlord shall have free access to any and all mechanical installations of Landlord, including but not limited to air conditioning, fans, ventilating and machine rooms and electrical closets; and Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with Landlord’s full access thereto, or interfere with the moving of Landlord’s equipment to and from the enclosures containing said installations. Tenant agrees that Tenant, its agents, employees or contractors shall not at any time enter the said enclosures or tamper with, adjust, touch or otherwise in any manner affect Lessor’s said mechanical installations.

(b) Elevators:

(c) Heat, when and as required by law, on Business Days during Business Hours.

(d) Janitorial Services

(e) Cold and hot water at standard building temperatures to all lavatories, public or private, for ordinary drinking, cleaning, sanitary and lavatory purposes.

(f)    (i) Electric current.

(ii) Tenant shall make no substantial alterations or additions to the electric equipment and/or appliances utilized as at the time of the most recent survey by Landlord’s electrical consultant without first obtaining the written consent of Landlord. If any additional or substituted equipment and/or appliances are installed, or Tenant increases the use of electrical current in the demised Premises, the Landlord may require an updated survey to be made and Tenant shall reimburse Landlord, as additional rent, for the reasonable fees and expenses of the electrical consultant.

(iii) Landlord shall not in any way be responsible or liable to Tenant at any time for any loss, damage or expense resulting from any change in the quantity or character of the electric service or for its being no longer suitable for Tenant’s requirements or from any cessation or interruption of the supply or current, nor shall any such loss, damage or expense, or non supply of electric service or current in any way affect the terms of this Lease.

(iv) Tenant covenants and agrees that at all times its use of electric current shall never exceed, the capacity provided_by Landlord. Tenant shall make no changes, alterations, additions substitutions (“changes”) to any risers, conduits, meters, panel boxes, switch gear, wiring, any other part of the electric service without the express prior written consent of Landlord. Any changes requested by Tenant shall be sent in writing to Landlord, and it: in the sole judgement of Landlord, such changes will not cause or create a dangerous or hazardous condition or damage or injury to the Building, or entail excessive or unreasonable alterations or repairs, or interfere with or disturb other tenants or occupants and/or the service then or thereafter to be supplied to tenants or occupants, Landlord will, at sole cost and expense of Tenant, make such changes.

Tenant covenants and agrees to pay Landlord for such costs and expenses, as additional rent hereunder, upon the rendition of a bill indicating the amount due therefore.

(v) Landlord reserves the right to terminate the furnishing of electricity to the demised Premises at any time, upon not less than sixty (60) days written notice to the tenant, in which event, Tenant may make application directly to the utility company servicing the Building for the Tenant’s entire separate supply of electric current, and Landlord shall permit its wires and conduits, to the extent available and safely capable, to be used for such purpose. Any meters, risers or other equipment or connections necessary to enable Tenant to obtain electric current directly from such utility company shall be installed at Landlord’s sole cost and expense incompliance with all applicable laws, ordinances and regulations and requirements of insurance companies and fire underwriters. No alterations, modifications or changes shall be made by the Tenant to any meters, risers or other equipment or connections in the Building or interfere with the use enjoyment, occupancy or possession of the Building by Landlord and its other tenants. Rigid conduit only, or such other type as may be specified by Landlord, will be allowed. The Landlord, upon the expiration of the time set forth in the aforesaid notice to the Tenant, may discontinue furnishing the electric current, in which later event, the Tenant’s liability for the Electric Energy Charge provided for in this Lease shall terminate as of the date of discontinuance of the supplying of electric current, but this Lease shall otherwise remain in full force and effect. Unless required by law, however, Landlord shall not discontinue furnishing electricity to the demised Premises until after Tenant shall have made arrangements to obtain its electricity directly from the utility company supplying the Building unless Tenant shall have Failed to act with due diligence in making such arrangements.

(g) Electrical lighting, cleaning and maintenance of the common areas of the Building and Land.

(h) (i) Tenant acknowledges that Landlord is required to furnish electricity, elevators, water, air conditioning, heat, ventilation, building maintenance and other facilities and services (herein collectively referred to as “building services”) only during Business Hours {as hereinafter defined). If Tenant uses the Premises outside Business Hours (herein after referred to as “extra hours”), Landlord shall provide building services to Tenant provided that (I) Tenant pays to Landlord, as additional rent, a special charge (hereinafter referred to as “extra hours charge”), (2) Tenant’s request for the same shall be received by Landlord prior to 2:00 P,M. on the day on which extra hours service is required after Business Hours on weekdays, prior to 2:00 P ,M. on the preceding business day for any required extra hours service before Business Hours on weekdays, prior to 2:00 P.M. of the prior Business Day if extra hours service is required before or after Business Hours on a Saturday, Sunday or holiday.

(ii) The extra hours charge shall be a standard hourly rate which Landlord shall determine and may adjust from time to time, based upon the actual cost of providing and maintaining building services and electric current for a minimum four (4) hour period.

(i) The term “Business Days” as used in this Lease shall mean Monday to Friday, inclusive from 8:00 A.M. to 6:00 P.M., excluding all days observed by the State or Federal governments (herein called “holidays”). Tenant shall, however, have access to the Premises 24 hours a day, 7 days a week, but Landlord shall not be required to furnish building services during other than Business Hours on Business Days unless Tenant has requested the same in accordance with sub-section (h) (i) above.

(j) The term “Business Hours”, as used in this Lease, shall mean 8:00 A.M. to 6:00 P.M., subject to Landlord’s reasonable security and access requirements to the Building.

(k) Landlord reserves the right, without being liable to Tenant and without abatement or diminution in rent, to suspend, delay or stop any of the building, services to be furnished and provided by Landlord under this Lease whenever necessary by reason of fire, storm, explosion, strike lockout, labor dispute, casualty of accident, lack or failure of sources of supply of labor or fuel (or inability in the exercise of reasonable diligence to obtain any required fuel), acts of God or the public enemy, riots, interferences by civil or military authorities in compliance with the laws of the United States of America or with the laws, orders or regulations of any governmental authority, or by reason or any other cause beyond Landlord’s control, or for emergency, or for inspection, cleaning, repairs, replacements, alterations, improvements or renewals which in Landlord’s reasonable judgement are desirable or necessary to be made. Landlord agrees, however, to use its best efforts and to act with all due diligence to restore or have restored any services which may be suspended, delayed or stopped pursuant to this sub-paragraph (k).

11. ASSIGNMENT, SUBLETTING. ETC.

(a) Tenant, for itself: its heirs, executors, administrators, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Lease, nor underlet, or suffer or permit the demised Premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance which consent will not be unreasonable withheld provided any assignee or subtenant financial and credit condition is acceptable to Landlord. If this Lease be assigned, or if the demised Premises or any part thereof be underlet or occupied by anyone other than Tenant, Landlord may, after default be Tenant, collect rent from the assignee, undertenant or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant, or a release of Tenant from the further performance by Tenant of all covenants on the part of Ten ant herein contained. The consent by Landlord to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting, nor shall the same release or discharge Tenant from any liability, past, present or future, under this Lease, and Tenant shall continue fully liable in all respects hereunder.

(b) In the event Tenant assigns this Lease, as permitted by this Article II, such assignment shall not be deemed effective or binding on Landlord unless there is delivered to Landlord within five (5) days of the execution of such assignment, a duplicate, executed copy of such assignment and a duplicate, executed copy of an agreement on the part of the assignee, satisfactory to Landlord, to the effect that the assignee agrees to and shall assume all of the obligations on the part of Ten ant to be kept, observed and performed pursuant to this Lease. Consent by Landlord to any assignment or sublease shall not, nor shall it be deemed to, relieve or release the assigning Tenant from liability for the full and faithful performance of all the terms, covenants, provisions and conditions required to be performed under this Lease by “Tenant” for the remainder of the term. No oral or verbal assignment, or sublease or receipt by Landlord of any payment of rental or other amounts, or acceptance by Landlord of performance of Ten ant’s obligations hereunder by any purported assignee or sublessee, shall be deemed a waiver of any obligation of Ten ant hereunder.

(c) Tenant shall reimburse Landlord for the actual, reasonable attorney’s fees incurred by Landlord in connection with the review of any requested consent for subletting or assignment, and for the preparation or review of any documents or instruments pertaining to the same.

12. LANDLORD’S RIGHTS. Witout abatement or diminution in rent, Landlord reserves and shall have the following additional rights:

(a) To change the street address and/or the name of the Building and/or the arrangement and/or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Building without liability to Tenant, provided that Tenant’s use and enjoyment of the Premises are not adversely affected thereby.

(b) To approve in writing all signs and all sources furnishing sign painting and lettering, drinking water, towels and toilet supplies or other like services used in the demised Premises and to approve all sources furnishing cleaning services, painting, repairing and maintenance, which approvals shall not be unreasonably withheld or delayed.

(c) To enter the demised Premises at all reasonable times (i) for the making of such inspections, alterations, improvements and repairs, as Landlord may deem reasonably necessary or desirable, (ii) for any purpose whatsoever relating to the safety, protection or preservation of the demised Premises or of the Building, and (iii) to take material into and upon said Premises. If a representative of Ten ant shall not be personally present to open and permit an entry into the Premises at any time when an entry shall be reasonably necessary or permissible hereunder, Landlord or its agents may enter by a master key or may, in cases of emergency, forcibly enter the same without rendering Landlord or its agents liable therefor (provided that, during such entry, reasonable care shall be accorded to avoid damage or injury to Tenant’s property), and without in any manner affecting the obligations and covenants of this Lease. Without incurring any liability to Tenant, Landlord may permit access to the Premises and open the same, whether or not Tenant shall be present, upon demand of any receiver, trustee, assignee to the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant’s property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the Premises), or upon demand of any representative of the fire, police building, sanitation or other department of the city, state or federal governments.

(d) At any time or times Landlord, either voluntarily or pursuant to governmental requirement may, at Landlord’s own expense, make repairs, alterations or improvements in or to the Building or any part thereof and during alterations, may close entrances, doors, windows, corridors, elevators or other facilities, provided that such acts shall not unreasonably interfere with Tenant’s use and occupancy of the Premises.

13. DAMAGE BY FIRE OR OTHER CASUALTY. If the Premises shall be damaged by fire or other casualty not arising from the fault or negligence of Tenant or its servants, agents, employees, invitees or licensees:

(a) Except as otherwise provided in subsection (b) hereof; the damage shall be repaired by and at the expense of Landlord and the rent and additional rent until such repairs shall be made shall be equitably abated according to the part of the Premises which is usable by Tenant. Landlord agrees, at its expense, to repair promptly any damage to the Premises, except that Tenant agrees to repair or replace its own furniture, furnishings and equipment. No penalty shall accrue to an Excusable Delay.

(b) If the Premises are totally damaged or are rendered wholly untenantable by fire or other casualty, or if Landlord’s architect certifies that it cannot be repaired within ninety (90) days of the casualty or if Landlord shall decide to demolish the Building or to rebuild it, then Landlord shall, within ninety (90) days after such fire or other casualty, give Tenant a notice of such decision, and thereupon the term shall expire ten (10) days after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord.

(c) If Landlord fails to complete the repair and restoration of the Premises within six (6) months from the date of the casualty (subject to Excusable Delays) then Tenant shall have the right to cancel and terminate this Lease upon the delivery of a notice to Landlord delivered within fifteen (15) days after the expiration of the aforesaid six (6) month period.

(d) Landlord agrees that it shall diligently pursue all repair and restoration work required on its part to be completed hereunder.

14. CONDEMNATION. (a) In the event that any part of the Premises or the whole of the Land and Building shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that a part of the Land or Building shall be so condemned or taken, then Landlord (whether or not the Premises be affected) may, at Landlord’s option, terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within sixty (60) days following the date on which Landlord shall have received notice of vesting of title. If Landlord does not so elect to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, and the rent payable hereunder shall not be abated. In the event that only a part of the Building shall be so condemned or taken and this Lease and the term and estate hereby granted are not terminated as hereinbefore provided, Landlord will, with reasonable diligence and at its expense, restore the remaining portion of the Building as nearly as practicable to the same condition as it was in prior to such condemnation or taking, any and all rent payable hereunder shall not be abated. In the event that only a part of the Building shall be so condemned or taken and this Lease and the term and estate hereby granted are not terminated as hereinbefore provided, Landlord will, with reasonable diligence and at its expense, restore the remaining portion of the Building as nearly as practicable to the same condition as it was in prior to such condemnation or taking, provided, however, (i) if such partial condemnation renders the Premises unusable to Tenant, Tenant shall have the right to terminate this Lease on immediately by written notice after receipt of Landlord’s notice, and (ii) if Tenant elects not to terminate the

Lease as set forth in (i) above, the rent shall be prorated in order to reflect the part of the Premises that was condemned.

(b) In the event of their termination in any of the cases hereinbefore provided, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the termination date of this Lease, and the fixed and additional rent payable hereunder shall be apportioned as of such date.

(c) In the event of any condemnation or taking hereinbefore mentioned of all or a part of the Land and Building (including the Premises), Landlord (or the mortgagee of any interest in the Land and/or the Building, if pursuant to law, mortgagee is entitled to receive all or a portion of the condemnation award), shall be entitled receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord or to the mortgagee, as provided above any and all right, title and interest of Ten ant now or hereafter arising in or to any such award or any part thereof. Tenant shall not be entitled to receive any part of such award from Landlord, the mortgagee, or the condemning authority, except that Tenant shall have the right to assert a claim against the condemning authority for the value of movable fixtures and equipment installed and paid for by Tenant and for relocation expenses.

(d) It is expressly understood and agreed that the provisions of this Article 14 shall not be applicable to any condemnation or taking for governmental occupancy for a limited period.

15. COMPLIANCE WITH LAWS. Tenant, at Tenant’s expense, shall comply with all laws and ordinances, and all rules, orders and regulations of all governmental authorities and of all insurance bodies, at any time duly issued or in force, applicable to the Premises or any part thereof or to Tenant’s use thereof: except that Tenant shall not hereby be under any obligation to comply with any law, ordinance, order or regulation requiring any structural alteration of or in connection with the Premises, unless such alteration is required by reason of a condition which has been created by, or at the insistence of Tenant, or is attributable to the manner of use to which Tenant puts the Premises, or is required by reason of a breach of any of Tenant’s covenants and agreements hereunder. Where any structural alteration of or in connection with the Premises if required by any such law, ordinance, rule, order or regulation, and, by reason or the express exception hereinabove contained, Tenant is not under any obligation to make such alteration, then Landlord shall have the option of making such alteration, and paying the cost thereof. If Landlord fails to reasonably remedy any such damage or condition and the damage or defect was not caused by Tenant, the damage or defect may be remedied by Tenant after five (5) days notice to Landlord (except in an emergency) and the actual cost incurred by Tenant thereof shall be deducted from the following month’s rent.

16. DAMAGE TO PROPERTY.

(a) Tenant shall give to Landlord prompt written notice of any damage to, or defective condition in, any part or appurtenance of the Building’s sanitary, electrical, heating, air conditioning or other similar or dissimilar systems serving, located in, or passing through, the Premises, and the damage or defective condition shall be remedied. by Landlord with reasonable diligence, but if such damage or defective condition was caused by, or resulted from the use by,

Tenant or by employees, licensees or invitees of Tenant, the cost of the remedy thereof shall be paid by Tenant, as additional rent, upon the rendition of a bill indicating the amount due therefor. If Landlord fails to remedy any damage or defective condition that it is obligated to remedy under this Lease (and such damage or defective condition was not caused by Tenant) within thirty (30) days after receipt of Tenant’s notice therefor (subject to the notice provision for emergency repairs set forth below) and thereafter diligently pursue such repairs or remedies to completion, Tenant, after written notice to Landlord, may cause such repairs to the Premises provided same are performed in a first class manner and do not void any warranties on the Building or equipment and thereafter bill Landlord the cost thereof, which bill will be accompanied by the itemized bill of the contractor(s) who made such repair. In the event such repairs are bona fide emergency repairs (i.e. imminent peril to persons or property) such notice shall be such amount of time as is reasonable in the circumstances, and Landlord shall promptly respond or Tenant may, after written notice to Landlord cause such emergency repairs to be made pursuant to the requirements set forth herein; provided, however, in no event shall the cost of emergency repairs exceed $5,000.00 without Landlord’s prior written approval. In the event Landlord fails to pay the amounts due Tenant under this provision for any such work performed in the Leased Premises as provided for herein within fifteen (15) days after receipt of Tenant’s bill therefore (unless Landlord is in good faith contesting the amounts contained in such bill and has given Tenant notice of such good faith contest), Tenant may with notice to Landlord that it has elected to do so, offset the amount due for such payment against its next monthly payment Rent.

(b) All personal property belonging to Tenant, its servants, employees, suppliers, consignors, customers, licensees, located in or about the Building or demised Premises shall be there at the sole risk of Tenant and neither Landlord nor Landlord’s agents shall be liable for the theft, loss or misappropriation thereof nor for any damage or injury thereto, nor shall Landlord be considered the voluntary or involuntary bailee of such personal property, nor for damage or injury to Tenant or any of its officers, agents or employees or to any other persons or to any other property caused by fire, explosion, water, rain, snow, frost, steam, gas, electricity, heat or cold, dampness, falling plaster, sewers or sewage odors, noise, leaks from any part of said Building or the root; the bursting or leaking of pipes, plumbing, electrical wiring and equipment and fixtures of all kinds, or by any act or neglect of other tenants or occupants or occupants of the Building or of any other person.

(c) All damage or injury to the Premises or to its fixtures, appurtenances and equipment or to the Building, its fixtures, appurtences or equipment caused by Tenant’s moving property in or out of the Building or by installation or removal of furniture, fixtures or other property or from any cause of any kind or nature whatsoever of which Tenant its servants, employees, agents, visitors or licensees shall be the cause, shall be repaired, restored and replaced promptly by Tenant at its sole cost and expense, in quality and class at least equal to the original work or installations, and to the satisfaction of Landlord. If Tenant fails to make such repairs, restorations or replacements, the same may be made by Landlord for the account of Tenant and the cost thereof shall be collectible as additional rent or otherwise after rendition of a bill or statement and payable within thirty days after receipt.

17. SUBORDINATION.

(a) This Lease is subject and subordinate in all respects to all ground leases and/or underlying leases now or hereafter covering the Land and to all mortgages which may now or hereafter be placed on or affect such leases and/or the Land, Buildings, improvements, or any part thereof and/or Landlord’s interest therein, and to each advance made and/or hereafter to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions of and for such ground leases and/or underlying leases and/or mortgages. This subparagraph (a) shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver promptly any instrument that Landlord and/or any mortgagee and/or the lessor under any ground or underlying lease and/or their respective successors in interest may request.

(b) Tenant agrees, at the election and upon demand of any owner of the Land, or of any mortgagee in possession thereof, or of any holder of a leasehold hereafter affecting the Land, to attorn, from time to time, to any such owner, mortgagee or holder, upon the terms and conditions set forth herein for the remainder of the term of this Lease. The foregoing provisions shall inure to the benefit of any such owner, mortgagee or holder, shall apply to the tenancy of Tenant notwithstanding that this Lease may terminate upon the termination of any such leasehold estate, and shall be self- operative upon any such demand, without requiring any further instrument to give effect to said provisions. Tenant, however, upon demand of any such owner, mortgagee, or holder, agrees to execute, from time to time, an instrument in confirmation of the foregoing provisions, satisfactory to such owner, mortgagee, or holder, in which Tenant shall acknowledge such attornment and shall be the same as those set forth herein and shall apply for the remainder of the term of this Lease. Nothing contained in this subparagraph (b) shall be construed to impair any right, privilege or option of any such owner, mortgagee or holder. Landlord represents that there is no ground lease for the Building and that the mortgage encumbering the Building is in good standing and no event of default exists thereunder.

(c) Tenant agrees that, in the event that the interest of the Landlord becomes vested in the holder of any mortgage or in any ground lessor, or anyone claiming by, through or under either of then, then such holder shall not be:

(i) liable for any act or omission of any prior landlord (including Landlord herein); or

(ii) subject to any offsets or defenses which Tenant may have against any prior landlord (including Landlord herein).

(d) No alteration or modification of any provision hereof, nor any cancellation or surrender of this Lease shall be valid or binding as against any holder of any mortgage unless the same shall have been approved in writing by such holder, or unless specific provision therefor is set forth in this Lease.

(e) Tenant agrees that upon the request of Landlord, Tenant will execute, acknowledge and deliver such document or instrument as may be requested by the holder of any mortgage on the Landlord’s interest in the Land and/or Building confirming or agreeing that this Lease is assigned to such mortgagee as collateral security for such mortgage and agreeing to abide by such assignment, provided that a copy of such assignment has in fact been delivered to Tenant.

18. NOTICES. Any notice, consent, approval, request or demand hereunder by either party to the other party shall be in writing and shall be deemed to have been duly given if sent by registered or certified mail with return receipt requested, postage prepaid, addressed to Landlord at Landlord’s address and to Tenant at Tenant’s address, or if the address of such other party for such notices, consents, approvals, requests or demands shall have been duly changed as hereinafter provided, if mailed, as aforesaid, to such other party at such changed address. Either party may at any time change the address for such notices, consents, approvals, requests or demands by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed address. If the term “Tenant” as used in this Lease refers to more than one person, any notice, consent, approval, request or demand given as aforesaid to anyone of such persons shall be deemed to have been duly given to Tenant. All bills, statements and building communications from Landlord to Tenant may be served by ordinary mail or otherwise delivered to Tenant or left at Premises. For the purpose hereof; the term “building communications’’ shall be deemed to be any notices not specifically referred to in this Lease which relate to the operation or maintenance of the Building, including amendments to the Rules and Regulations, and is given to all or substantially all of the tenants in the Building. The time of rendition of any bill, statement or building communication and of giving of any other notice, consent, approval, request or demand shall be deemed to be the time when the same is delivered to Tenant, left at the Premises, or deposited in a U.S. Postal Service facility, postage prepaid, as the case may be.

19. CONDITIONS OF LIMITATION. This Lease and the term and estate hereby granted are subject to the limitation that if prior to or during the term of this Lease:

(a) Tenant shall make assignment of its property for the benefit of creditors or shall file a voluntary petition under any bankruptcy or insolvency law shall be filed against Tenant and such involuntary petition is not dismissed within sixty (60) days after the filing thereof,

(b) a petition is filed by or against Tenant under the reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like import, unless such petition under said reorganization provisions be one filed against Tenant which is dismissed within sixty (60) days after its filing,

(c) Tenant shall file a petition under the arrangement provisions of the United States Bankruptcy Act or under the provisions of any law of like import,

(d) a permanent receiver, trustee or liquidator shall be appointed for Tenant or of or for the property of Ten ant, and such receiver, trustee or liquidator shall not have been discharged within sixty (60) days from the date of his appointment,

(e) Tenant shall default in the payment of any rent payable hereunder by Tenant to Landlord on any date upon which the same becomes due, and such default shall continue for ten (10) days after Landlord shall have given to Tenant a written notice specifying such default,

(t) Tenant shall default in the due keeping, observing or performance of any covenant, agreement, term, provision or condition of this Lease on the part of Ten ant to be kept, observed or performed, and if such default shall continue and shall not be remedied by Tenant within Thirty (30) days after Landlord shall have given to Tenant a written notice specifying the same,

(g) Any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm, association or corporation other than Tenant except as expressly permitted under Article 11 hereof; or whenever Tenant shall desert or abandon the Premises or the same shall become vacant (whether the keys be surrendered or not and whether the rent be paid or not), or

(h) Any other lease held by Tenant from Landlord shall expire and terminate (whether or not the term thereof shall then have commenced) as a result of the default by Tenant hereunder, then in any of said cases, Landlord may give to Tenant a notice of intention to end the term of this Lease at the expiration of five (5) days from date of the giving of such notice, and, in the event such notice is given, this Lease and the tern) and estate hereby granted (whether or not the term shall theretofore have commenced) shall expire and terminate upon the expiration of the term of this Lease, but Tenant shall remain liable for damages as provided in Article 21 hereof If the term “Tenant”, as used in this Lease, refers to more than one person, then, as used in subparagraphs (a), (b), (c), (d) and (g) of this Article 19 said term shall be deemed to include all of such persons or anyone of them; if any of the obligations of Tenant under this Lease is guaranteed the term “Tenant”, as used in said subparagraphs, shall be deemed to include also the guarantor or, if there be more than one guarantor, all or anyone of them; and if this Lease shall have been assigned, the term “Tenant”, as used in said subparagraphs, shall be deemed to include the assignee and the assignor or either of them under any such assignment unless Landlord shall, in connection with such assignment, release the assignor from any further liability under this Lease, in which event the term “Tenant”, as used in said subparagraphs, shall not include the assignor so released.

If an Event of Default shall occur, Landlord at any time thereafter, may at its option give written notice to Tenant stating that this Lease and the term hereby demised shall expire and terminate on the date specified in such notice, and upon said date, this Lease, and the term hereby demised and all rights of Ten ant under this Lease shall expire and terminate as if that date were the date herein definitively fixed for the termination of the term of this Lease and Tenant shall quit and surrender the Premises but Tenant shall remain liable as herein provided.

19.1 CHRONIC VIOLATIONS CLAUSE.  The Lease shall be subject to the following provision:

Notwithstanding anything in the Lease or this Lease to the contrary, and without limiting Landlord’s other rights and remedies provided for in this Lease or at law or equity, if Tenant is in material default under any covenant, condition, or agreement of this Lease more than three (3) times within any twelve (12)-month period, irrespective of whether or not such default is cured, Landlord, at its sole election and in its sole and absolute discretion, may do one or more of the following:

(1) Increase Security Deposit. If such default is a payment default, increase the Security Deposit by an amount that Landlord determines, in its sole and absolute discretion, is necessary to protect its interests; provided that such amount does not exceed four (4) months of the then applicable monthly Rent. Such increase shall be paid by Tenant immediately upon demand by Landlord;

(2) Charge Violation Fee. Charge a fee, on the third occurrence of Tenant’s material violation of such covenant, condition, or agreement and each time thereafter, as Additional Rent, of $250.00. Such fee shall increase by 15% percent with each additional violation of this lease;

(3) Require Automatic Transfers. If such default concerns overdue Annual or Monthly Base Rent, Additional Rent, or any other charges owing under the Lease as extended, require Tenant to pay all Monthly Base Rent, Additional Rent, and other charges due under this Lease by automatic bank transfer to Landlord’s designated account.

(4) Declare Event of Default. Declare an Event of Default as defined in this Paragraph 19.

20. RENRTY BY LANDLORD.

(a) If Tenant shall default in the payment of any rent payable hereunder by Tenant to Landlord on any date upon which the same becomes due, and if such default shall continue for five (5) days after Landlord shall have given to Tenant a written notice specifying such default, or if this Lease shall expire and terminate as in Article 19 provided, Landlord or Landlord’s agents and servants may immediately or at any time thereafter re-enter into or upon the Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, and may repossess the same, and may remove any persons therefrom, to as and of its first estate and interest therein. The words “re-enter”, “re-entry, and “re-entered” as used in this Lease are not restricted to their technical legal meanings. In the event of any termination of this Lease under the provisions of Article 19, or in the event that Landlord shall re-enter the Premises under the provisions of law, Tenant shall thereupon pay to Landlord the rent payable hereunder by Tenant to Landlord up to the time of such termination of this Lease, or of such recovery of possession of the Premises by Landlord, as the case may be, and shall also pay to Landlord damages as []rovided in Article 21.

21. DAMAGES. (a) In the event of any termination of this Lease under the provisions of Article 19 or in the event that Landlord shall re-enter the Premises under the provisions of Article 20 or in the event of the termination of this Lease (or of re-entry) by or under any summary dispossess or other proceeding or action or any provision of law, Tenant will pay to Landlord as damages:

(i) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the excess, if any, of (1) the aggregate of all rent which would have been payable hereunder by Tenant had this Lease not so terminated for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the date hereinbefore set for the expiration of the full term hereby granted, over (2) the aggregate of all rent of the Premises for the same period based upon the then local market rental value of the Premises, provided, however, that if Landlord shall re-let all or any part of the Premises for all or any part of said period, Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting, including altering and preparing the Premises for new tenants, brokers’ commissions and all other similar or dissimilar expenses properly chargeable against the Premises and the rental therefrom in connection with such re-letting, it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining term of this Lease; provided, further that (1) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection (2) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit, and (3) if the Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square-foot-area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

(b) For the purpose of subparagraph (a) of this Article 21, the amount of additional fixed rent which would have been payable by Tenant under Article 4 hereof for each lease year and/or tax year (as those terms are herein defined) ending after such termination of this Lease or such re-entry shall be deemed to be an amount equal to the amount of such additional fixed rent payable by Tenant for the lease year and/or tax year (as the case may be) ending immediately preceding such termination of this Lease or such re-entry. Suit or suits for the recovery of such damages, or any installments thereof: may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been terminated under the provisions of Article 19, or under any provision of law, or had Landlord not re-entered the Premises.

(c) Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

22. WAIVER OF TRIAL BY JURY. It is mutually agreed by and between Landlord and Tenant that, except in the case of any action, proceeding or counterclaim brought by either of the parties against the other for personal injury or property damage, the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease. .

23. LEASE CONTAINS ALL AGREEMENTS. This Lease contains all of the covenants, agreements, terms, provisions and conditions relating to the leasing of the Premises hereunder, and Landlord has not made and is not making, and Tenant, in executing and delivering this Lease is not relying upon, any warranties, representations, promises, or statements, except to the extent that the same may expressly be set forth in this Lease.

24. NO WAIVERS. (a) No receipt of money by Landlord from Tenant with knowledge of the breach of any covenant or agreement of this Lease, or after the termination hereof: or after the service of any notice, or after the commencement of any suit, or after final judgment for possession of the demised Premises, shall be deemed a waiver of such breach, nor shall it reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit.

(b) No delay on the part of Landlord or Tenant in exercising any right, power or privileges hereunder or to seek redress for violation of or to insist upon strict performance of any covenant or condition of this Lease, or of any of the Rules and Regulations, shall operate as a waiver thereof nor shall any single or partial exercise thereof or the exercise of any other right, power or privilege.

(c) No act done or thing said by Landlord or Landlord’s agents shall constitute a cancellation, termination or modification of or surrender under this Lease, or a waiver of any covenant, condition or provision hereof, nor relieve Tenant of Tenant’s obligation to pay the rent hereunder. Any acceptance of surrender, waiver or release by Landlord and any cancellation or, modification, or termination of this Lease must be in writing signed by Landlord, by its duly authorized representative. The delivery of keys to any employee or agent of Landlord shall not operate as a surrender or as a termination of this Lease, and no such employee or agent shall have any power to accept such keys prior to the termination of this Lease.

(d) Tenant hereby expressly waives service of any notice of Landlord’s intention to re-enter. Tenant hereby further waives any and all rights to recover or regain possession of the demised Premises or to reinstate or to redeem the Lease as permitted or provided by or under any statute, law or decision now or hereafter in force and effect.

(e) No failure by Landlord to enforce any of the Rules and Regulations against Tenant and/or any other tenant or occupant of the Building shall be deemed a waiver thereof. No provision of this Lease shall be deemed waived by Landlord unless such waiver be in writing signed by Landlord.

(f) No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated and reserved shall be deemed to be other than on account of the earliest stipulated rent then due and payable, nor shall any endorsement or statement on any check or payment be deemed an accord and satisfaction, and Landlord may accept the same without prejudice to Landlord’s right to recover any balance due or to pursue any other remedy in this Lease provided.

25. PARTIES BOUND. The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the respective successors, assigns, and legal representatives of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 11 hereof shall operate to vest any rights in any successor, assignee or legal representative of Tenant and that the provisions of this Article 25 shall not be construed as modifying the conditions of limitation contained in Article 19 hereof It is understood and agreed, however, that the covenants and obligations on the part of Landlord under this Lease shall not be binding upon Landlords herein named with respect to any period subsequent to the transfer of its interest in the Building, that in the event of such transfer said covenants and obligations shall thereafter be binding upon each transferee of such interest of Landlord herein named, but only with respect to the period ending with a subsequent transfer of such interest, and that a lease of the entire interest shall be deemed a transfer within the meaning of this Article 25.

26. CURING TENANT’S DEFAULTS. If Tenant shall default in the performance of any covenant, agreement, term, provision or condition herein contained, Landlord, without thereby waiving such default may perform the same for the account and at the expense of Ten ant, without notice in the case of emergency and in any other case if such default continues after the expiration of the applicable grace period provided for in Article 19 of this Lease or if an emergency exists, bills for any expense incurred by Landlord in connection with any such performance by Landlord for the account of Tenant, and bill for all costs, expenses and disbursements of every kind and nature whatsoever, including, but not limited to, reasonable counsel fees, involved  in collecting or endeavoring to collect the rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this Lease, or pursuant to law, including (without being limited to) any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any material, labor or services provided, furnished or rendered, or caused to be provided, furnished or rendered, by Landlord to Tenant including (without being limited to) electric lamps and other equipment, construction work done for the account of Tenant, as well as for any charges for any additional building services incurred under Article 10 hereof and any charges for other similar or dissimilar services incurred under this Lease, may be sent by Landlord to Tenant monthly, or immediately, at Landlord’s option, and shall be due and payable in accordance with the terms of said bills, and if not paid when due, the amounts thereof shall immediately become due and payable as additional rent under this Lease.

27. MISCELLANEOUS.

(a) If in connection with obtaining financing for the Building, a bank, insurance company or other recognized institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder. In addition thereto, Tenant shall furnish to any mortgagee or proposed mortgagee of the Building, copies of Tenant’s latest financial statements duly certified by an independent certified public accountant, or if no such certified statement is available, then such statements shall be certified by the president of Tenant.

(b) Tenant shall not be entitled to exercise any right of termination or other option granted to it by this Lease at any time when Tenant is in default in the performance or observance of any of the covenants, agreements, terms, provisions or conditions on its part to be performed or observed beyond the applicable grace period provided in this Lease.

(c) Tenant shall not sublet, take by assignment, or otherwise occupy any space in the Building other than the Premises hereby demised, except with the prior written consent of Landlord in each instance which consent will not be unreasonable withheld provided any assignee or subtenant financial and credit condition is acceptable to Landlord.

(d) The laws of the State of New Jersey shall govern the validity, performance and enforcement oft1us Lease. The invalidity or unenforceability of any provision hereof shall not affect or impair any other provisions.

(e) Whenever a neutral singular pronoun refers to Tenant, same shall be deemed to refer to Tenant if Tenant be an individual, a corporation, a partnership, or two or more individuals or corporations.

(f) The term “Landlord” as listed in this Lease shall mean the owner of the Building, and if such Building be sold or transferred, the seller or assignor shall be entirely relieved of all Covenants and obligations under this Lease subsequent to such sale or transfer and it shall be deemed, without further agreement between the parties hereto and their successors, that the purchaser on such sale has assumed and agreed to carry out all Covenants and obligations of Landlord arising on and after such sale or transfer,

(g) The term “offices”, wherever used in this Lease shall not be construed to mean Premises used as a store or stores, or permit the use of the Premises for the sale, display, or auction at anytime, of goods, wares, or merchandise of any kind, or as a restaurant, banking facility, shop, booth, bootblack or other stand, barber shop, beauty parlor, or for manufacturing or for any similar use,

(h) The words, “herein”, “hereof’, “hereafter”, and words of similar import refer to this Lease as a whole and not to any particular section or subdivision thereof.

(i) In all cases where Landlord’s consent or approval is required under this Lease, Landlord covenants and agrees that such covenant or approval shall not be unreasonably withheld or delayed at such times as Tenant is not in default in the performance of any of its obligations under this Lease beyond the applicable grace period provided herein,

28. INABILITY TO PERFORM. Except as set forth in Section 16(a), this Lease and the obligations of Tenant to pay rent hereunder and perform all of the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making repairs, replacements, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or any other similar or dissimilar cause whatsoever beyond Landlord’s control, including, but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency, or by reason of any fire or other casualty or act of God.

29. ABANDONED PERSONAL PROPERTY. Any personal property (other than any fixture, equipment, improvement, installation or appurtenance of the character referred to III Article 8 hereof), which shall remain in the Premises or any part thereof more than 10 business days after the expiration or termination of the term of this Lease shall be deemed to have been abandoned, and either may be retained by Landlord as its propelly or may be disposed of in such manner as Landlord may see fit; provided, however, that notwithstanding the foregoing, Tenant will, upon request of Landlord made not later than ten (10) days after the expiration or termination of the term hereof, promptly remove from the Building any such personal property at Tenant’s own cost and expense. If such personal property or any part thereof shall be sold by Landlord, Landlord may receive and retain the proceeds of such sale as Landlord’s property,

30. EXCULPATION. Notwithstanding anything to the contrary set forth in his Lease, it is specifically understood and agreed by Tenant that there shall be absolutely no personal liability on the part of Landlord or on the part of the partners of Landlord with respect to any of the terms, covenants and conditions of this Lease, and Tenant shall look solely to the equity, if any, of Landlord in the Land and Building for the satisfaction of each and every remedy of Ten ant in the event of any breach by Landlord of any of the terms, covenants and conditions of this Lease to be performed by Landlord; such exculpation of personal liability to be absolute and without any exception whatsoever.

31. ARTICLE HEADING. The Article headings of this Lease are for convenience only and are not to be considered in construing the same.

32. QUIET ENJOYMENT. Landlord covenants that if, so long as Tenant is not in default beyond the applicable grace period provided herein with respect to the performance of the terms and conditions on its part to be performed under this Lease, Tenant shall quietly enjoy the  Premises without hindrance or molestation by Landlord or by any other person lawfully claiming the same, subject to the covenants, agreements, terms, provisions and conditions of this Lease and to any ground leases and/or underlying lease and/or mortgages, extensions, renewals, modifications, alterations and substitutions thereof: to which this Lease is now and may hereafter be subject and subordinate, as hereinbefore set forth.

33. CONSENT OF LANDLORD. As used in this Lease Agreement, the term “consent of Landlord” shall mean such consent which is in the sole discretion of the Landlord. In any event, the Landlord shall not be liable for damages to the Tenant or any third parties for the withholding of any such consent.

34. RELOCATION OF TENANT. During the term of this Lease Term, Landlord shall have the right to substitute for the Demised Premises other space in the Building such other space hereinafter called the “Substitute Premises by written notice given to Tenant not later than Thirty (30) days prior to the date set forth in said notice as the date (the “Substitution Date”) on or before which Tenant must surrender the Demised Premises. Said Substitute Premises shall have a rentable area not less than 95% of the rentable space of the Demised Premises and similar. The substitute space shall be for the balance of the term and upon all the terms and conditions of this Lease except that if the new premises contains less square feet, (however new premises shall not be less than 95% of original space) the rental shall be proportionately reduced, in the Building of substantially similar size and layout described in such In the event of any such relocation, Landlord at Its expense shall prepare and decorate the space in which Tenant is to be relocated so as to substantially similar in layout and decoration to the Demised Premises (with such changes as Tenant reasonably may request, provided they do not increase the cost or time within which the space can be prepared for Lessee’s occupancy) and move Lessee’s furniture, fixtures, and equipment to such space. Provided Tenant is not then in default under any of the terms or conditions of this Lease, Landlord shall reimburse Tenant for any reasonable expenses, documented to Landlord’s reasonable satisfaction, incurred in moving from the replaced premises to the Substitute Premises. No rights granted in his Lease to Tenant, including the right of peaceful possession and quiet enjoyment, will be deemed breached or interfered with by reason of Landlord’s exercise of the relocation right reserve herein.

35.   HISTORIC DESIGNATION. Tenant expressly acknowledges that the Historic Designation of the building, 70 Hudson Street, Hoboken, New Jersey and agrees to comply with any and all federal, state and municipal ordinances and regulations governing tenants use and occupancy of the Leased Premises.

36. ENVIRONMENTAL REPRESENTATIONS. Tenant hereby represents and warrants to Landlord that:

(a) Subject to (b) below, no Hazardous Substances have been, or will be, generated, stored, located, treated, discharged, handled, refined, spilled, released or disposed of on, or by any occupant of: the Demised Premises.

(b) Without Landlord’s prior written consent, which may be granted or withheld in Landlord’s sole discretion, Tenant shall make or permit no use of the Demised Premises that would:

(i) Involve an industrial establishment having a Standard Industrial Classification code number that would subject the Building to ECRA; or

(ii) Involve the generation, storage, treatment, discharge, handling, refining, release or disposal of any Hazardous Substances, except for properly stored safe cleaning and maintenance agents for general office purposes in reasonable amounts for standard maintenance uses or as specifically permitted in advance in writing by Landlord in its reasonable discretion.

37. BROKER. The parties acknowledge that no broker was involved in this transaction. However, should any other broker claim a commission on account of this lease as a result of the actions of either party, such party shall indemnify and hold the other party harmless against such a claim, Landlord shall pay any commission which is due to Broker.

38. MOVING IN/OUT OF BUILDING:  Tenant must coordinate in advance with the Landlord the dates and times for moving in and out of the Building. Tenant must place and use all protective materials and padding in the Elevators when moving any furniture, possessions and equipment in and out of the Building. Tenant shall be fully and solely responsible for any damages to the elevators or Building when moving in and out of the Building. This provision shall survive the expiration or termination of this Lease.

39. PERSONAL GUARANTY. INTENTIONALLY DELETED.

40. HOLDING OVER. If the Tenant retains possession of the demised Premises or any part thereof after the termination of the term by lapse of time or otherwise, without prior written approval of Landlord, the Tenant shall pay the Landlord all damages, consequential as well as direct, sustained by reason of the Tenant’s retention of possession. If the Tenant remains in possession of the demised Premises, or any part thereof after the termination of the term by lapse of time or otherwise, such holding over shall, at the election of the Landlord expressed in a written notice to the Tenant and not otherwise, constitute an extension of this Lease on a month-to-month basis at double the monthly rental set forth in Article 3, together with additional rent and other charges as provided herein. The provisions of this Article 40 do not exclude the Landlord’s rights of re-entry or any other right hereunder.

41. INTERRUPTION OF SERVICE. No damages, compensation or claim shall be payable by Landlord, and this Lease and the obligations of Tenant to perform all of its covenants and agreements hereunder shall in no way be affected, impaired, reduced, or excused, in the event that there shall be an interruption, curtailment, or suspension of the Building’s HVAC, utility, sanitary, elevator, water, telecommunications, security (including equipment, devices, and personnel), or other Building systems serving the Premises or any other services to the area, Building or Premises (an “Interruption of Service”), by reason of:

(i)                         any Casualty; A “casualty” which for purposes of this SECTION shall include fire, storms, bad weather, hurricane, earthquake and other acts of nature, act of war, terrorism; bio-terrorism, including the release or threatened release of an airborne agent or other contaminant that is adversely affecting the Building or its occupants (hereinafter “Casualty”)

(ii)                      an accident;

(iii)                   criminal acts

(iv)                  an emergency or;

(v)                     any other causes of any kind whatsoever that are beyond the control of Landlord, including, but not limited to:

(A)                              Lack of access to the Building or the Premises (which shall include, but not be limited to, the lack of access to the Building or the Premises when it or they are structurally sound but inaccessible due to evacuation of the surrounding area or damage to nearby structures or public areas);

(B)                                Any cause outside the Building;

(C)                                Reduced air quality or other contaminants within the Building that would adversely affect the Building or its occupants (including, but not limited to, the presence of biological or other airborne agents within the Building or the Premises);

(D)                               Disruption of mail and deliveries to the Building or the Premises resulting from a Casualty;

(E)                                 Disruption of telephone and telecommunications service to the Building or the Premises resulting from a Casualty; or

(F)                                 Blockages of any windows, doors, or walkways to the Building or the Premises resulting from a Casualty.

(a)  The occurrence of an Interruption of Service pursuant to Paragraph (a) hereof shall not:

(i)                                     constitute an actual or constructive eviction of Tenant, in whole or in part;

(ii)                                  Entitle Tenant to any abatement or diminution of Rent, Additional Rent, or any other costs due from Tenant pursuant to this Lease;

(iii)                               Relieve or release Tenant from any of its obligations under this Lease; or

(iv)                              Entitle Tenant to terminate this Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed or caused to be executed, these presents, as of the date first hereinabove set forth.

Signed, Sealed and Delivered

LANDLORD:

70 HUDSON STREET REALTY L.L.C.,
a New Jersey Limited Liability Company

By:	/s/ [Illegible]

Title:	Managing Member

Dated:	10-17-08

TENANT:

TANGOE, INC.

By	/s/ Gary R. Marino
(Authorized office)

Printed name:	Gary R. Marino

Title:	CFO

Dated:	10-16-08

EXHIBIT A
Demised Premises

70 Hudson Street Suite 5A-Fifth Floor, Hoboken, New Jersey in the building on the premises described as follows:

BEGINNING at a point in the westerly line of Hudson Street distant southerly along the same 169.0 feet from the corner formed by the intersection of the westerly line of Hudson Street and the southerly line of Newark Street and thence running

1. North 76 degrees 56 minutes West, 103.92 feet to a point in the easterly line of Court Street; thence

2. South 13 degrees 04 minutes West and along the easterly line of Court Street, 55.0 feet to a point; thence

3. South 76 degrees 56 minutes East, 103.92 feet to a point in the westerly line of Hudson Street; thence

4. North 13 degrees 04 minutes East and along the westerly line of Hudson Street, 55.0 feet to the point or place of BEGINNING.

BEING known as Lot 24, Block 210.1 on the Tax Map of the City of Hoboken, County of Hudson and State of New Jersey and more commonly known as 68-70 Hudson Street.

EXHIBIT B

RULES AND REGULATIONS

70 HUDSON STREET
HOBOKEN, NEW JERSEY

1.                                       The public and common sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, or halls shall not be obstructed, or encumbered by any Tenant or used by any purpose other than ingress and egress to and from the premises.

2.                                       No awnings or other projection shall be attached to the outside walls of the Building. No window covering shall be allowed except as permitted by Landlord. All electrical fixtures hung in offices or spaces along the perimeter of the premises must be of a quality, type, design and bulb color approved by Landlord.

3.                                       No sign, advertisement, notice or any other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any window or part of the outside or inside of the premises or Building without prior written consent of the Landlord. In the event of the violation of the foregoing by any Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to the Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by the Landlord at the expense of such Tenant, and shall be of a size, color and style acceptable to the Landlord.

4.                                       The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passage ways or other public places in the Building shell not be covered or obstructed by any Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

5.                                       The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

6.                                       No Tenant shall mark, paint, drill into, or in any way deface any part of the premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted except with the prior written consent of the Landlord, and as the Landlord may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the premises, and if linoleum, rug or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor, by paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7.                                       No space in the Building shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction.

8.                                       No Tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with other occupants of the Building or those having business with them whether by the use of any musical instrument, radio, television per se, talking machine, unmusical noises, whistling, singing, or in any other way. No Tenant shall throw anything out of the doors, windows or skylights or down the passageways.

9.                                       No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or the mechanism thereof unless Landlord is provided with a key and said key conforms to Landlord’s master key. Each Tenant must, upon the termination of his tenancy, restore to the Landlord all keys of stores, offices and toilet rooms, either furnished to or otherwise procured by Tenant, and in the event of loss of any keys so furnished, such Tenant shall pay to Landlord the cost thereof.

10.                                 All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which the Landlord or its agents may reasonably designate from time to time. The Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all sages, freight or other bulky articles which violate any of these Rules and Regulations or the Lease which there Rules and Regulations are a part of.

11.                                 No Tenant shall occupy or permit any portion of the premises demised to him to be occupied in violation of the Municipal Code or any other Governmental Statute, Ordinance or Regulation.

12.                                 The Landlord reserves the right to exclude from the Building between the hours of 6:00 P.M. and 8:00 A.M. on Monday to Friday, inclusive and between the hours of 1:00 p.m. on Saturday and 8:00 A.M. on the following Monday, as well as on legal holidays, all persons who do not present a pass to the Building signed by the Landlord. The Landlord will furnish passes to persons for whom any Tenant request same in writing. Each Tenant shall be responsible for all persons for whom it requests such pass and shall be liable to the Landlord for all acts of such persons. This paragraph shall not apply to Tenant’s access onto Hudson Street.

13.                                 Canvassing, soliciting and peddling in the Building prohibited and each Tenant shall cooperate to prevent the same.

14.                                 There shall not be used in any space, or in the public halls of any Building, either by Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

15.                                 Tenant shall not use or permit the premises to be used for any unlawful or illegal business or purpose of lodging.

16.                                 Tenant shall not illegally sell or store for resale upon the premises any spirituous, malt or liquor or any narcotic drugs and shall not exhibit, sell or offer for sale on the premises or the Building anything whatsoever except such as are essentially connected with the stated use of the premises.

17.                                 Tenant shall not do or permit to be done any act or thing upon the premises which will invalidate or be in conflict with any fire insurance policies or increase the rate of fire insurance covering the building on which the premises form a part and shall not do or permit to be done any act or thing upon the premises which shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to property by means of any business or operation being carried on in the premises or for any other reason. In no event shall any explosives or flammable materials be taken into or retained in the premises.

18.                                 Tenant shall not place or permit to be placed any vending machines in the premises, except with the prior written consent of Landlord in each instance.

19.                                 MOVING IN/OUT OF BUILDING: Tenant must coordinate in advance with the Landlord the dates and times for moving in and out of the Building. Tenant must place and use all protective materials and padding in the Elevators when moving any furniture, possessions and equipment in and out of the Building. Tenant shall be fully and solely responsible for any damages to the elevators or Building when moving in and out of the Building. This provision shall survive the expiration or termination of this Lease.

EXHIBIT C

JANITORIAL SERVICES

Nightly Services — Monday thru Friday:

1.                                       Empty and clean ash trays.

2.                                       Empty waste baskets.

3.                                       Clean cigarette urns.

4.                                       Remove trash to areas designated.

5.                                       Wipe drinking fountains.

6.                                       Sweep floors.

7.                                       Dust desks and tables.

8.                                       Dust desk accessories not of material value and replace in proper place.

9.                                       Dust cabinets, files, chairs and window sills.

10.                                 Vacuum carpets.

FIRST MODIFICATION OF AGREEMENT OF LEASE

THIS FIRST MODIFCATION OF AGREEMENT OF LEASE is made and entered this            day of January 2009, by and between 70 HUDSON PLACE REALTY, L.L.C., a New Jersey Limited Liability Company., at P.O. Box 587 Hoboken, New Jersey 07030 (the “Landlord”) and TANGOE INC., having an office at 70 Hudson Place, Suite 5-A, Hoboken, New Jersey 07030 (the “Tenant”)

W I T N E S S E T H

WHEREAS, Landlord owns certain land and premises in the City of Hoboken, County of Hudson and State of New Jersey, which lands and premises are known as 70 Hudson Street Hoboken, New Jersey, upon winch there is erected and commercial building (the “Building”) and;

WHEREAS, Landlord and Tenant entered into an Agreement of Lease dated October 17, 2008 (collectively the “Lease”) pursuant to which Tenant has leased in the Building certain office space on the 5th floor known as Suite 5-A as described in the Lease (the “Existing Premises”); and

WHEREAS, the Tenant desires to relocate its offices to a larger office space on the 5th floor of the Building known as Suite 5-B the “Relocation Premises”); and

NOW THEREFORE, in consideration of the New Premises and other good and valuable consideration, the sufficiency of which is hereby acknowledged by Tenant and Guarantor, the parties hereto agree to extend the Lease in accordance with this Extension of Agreement of Lease as follows:

1.                                      Recitals. The above recitals are true and correct and the Lease is in full force and effect.

2.                                      The Lease.  The Lease contains all of the understandings and agreements between Tenant and Landlord and except as otherwise stated herein, the Lease has not been previously amended or modified.  Tenant acknowledges that the Lease is binding upon and enforceable against Tenant in accordance with its terms. Tenant has not assigned, pledged or encumbered the Lease and no part of the Premises has been sublet. Tenant further acknowledges that as of the date of this Agreement, Landlord has performed all its obligations under the Lease and with respect to the Existing Premises including but not limited to all repairs and maintenance with respect thereto and Tenant has no existing credit, offset or defense against (a) the obligation to pay the Rent or Additional rent under the Lease or (b) the enforcement of any other term or condition of the Lease.

3.                                      Relocation Premises: The Lease is hereby amended to reflect that commencing February 1, 2009, the words “Premises” or “Demised Premises” under the Lease shall be replaced with and refer to “Suite 5-B”. Tenant agrees to vacate the Existing Premises, together with the removal of its furniture and equipment, on or before February 1, 2009 and shall leave the Existing Premises in good clean condition. Tenant shall be responsible for all Rent and other charges that are due with respect to the Existing Premises under the Lease through and including the date it vacates the Existing Premises.

4.                                      Term: The Lease is hereby amended to reflect that the word “Term” of the Lease is amended to be three (3) years commencing February 1, 2009 and ending January 31, 2012.

5.                                      Fixed Rent: The Lease is hereby amended to reflect that the Fixed Rent commencing February 1, 2009 for the Relocation Premises shall be as follows:

Year 1: 2/1/2009-1/31/2010:	$76,800.00 per annum payable $6,400.00 per month; plus electrical energy charge of $8,250.00 per annum payable $687.50 per month for a total monthly rent of $ 7,087.50; then

Year 2: 2/1/2010-1/31/2011:	$84,000.00 per annum payable $7,000.00 per month; plus electrical energy charge of $8,250.00 per annum payable $687.50 per month for a total monthly rent of $ 7,687.50; then

Year 3: 2/1/2011-1/31/2012:	$90,000.00 per annum payable $7,500.00 per month; plus electrical energy charge of $8,250.00 per annum payable $687.50 per month for a total monthly rent of $8,187.50;

The term electrical energy charge shall mean all electrical and gas charges as applicable to the Relocation Premises under the Lease..

6.                                      Rent Security: Tenant’s existing Rent Security held by Landlord under the Lease applicable to the Existing Premises shall be applicable, as of February 1, 2009 to the Relocation Premises.

7.                                      Lease Terms. The parties further agree that (a) except as otherwise modified or supplemented herein, the parties hereto ratify and confirm each and every provision of the Lease and agree that the same shall be applicable to the Relocation Premises; and (b) this First Modification of Agreement of Lease shall be binding upon the parties hereto, their heirs, personal representatives, successor and assigns.

IN WITNESS WHEREOF, the parties hereto have set their hands and seal the day and year first above written.

LANDLORD:		TENANT:

70 HUDSON STREET REALTY, L.L.C		TANGOE, INC.

By:	/s/ Mario P. Fini	/s/ Gary R. Martino
	Authorized Officer	Authorized Officer

Printed Name:	Mario P. Fini	Printed Name:	/s/ Gary R. Martino

Title:	Managing Member	Title:	CFO

DATE:	1/20/09	Date:	1/20/09